                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           SCOTSMAN INDUSTRIES, INC.
- - - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                           SCOTSMAN INDUSTRIES, INC.
- - - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

          N/A
- - - --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

          N/A
- - - --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

          N/A
- - - --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

          N/A
- - - --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

          N/A
- - - --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

          N/A
- - - --------------------------------------------------------------------------------

     (3) Filing party:

          N/A
- - - --------------------------------------------------------------------------------

     (4) Date filed:

          N/A
- - - --------------------------------------------------------------------------------
- - - -------------------------
1Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     [LOGO]

                                                                     May 2, 1994

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Scotsman Industries, Inc. which will be held on Friday, June 10, 1994 at 2:00 p.m., local time, at our headquarters in Vernon Hills, Illinois. Please refer to the attached map for directions to the premises.

     At the Annual Meeting, shareholders are being asked to elect two directors to serve terms which expire in 1997. The Board of Directors recommends a vote "FOR" each nominee.

     Your vote is important. Whether or not you plan to attend the Annual Meeting and regardless of the size of your holdings, you are encouraged to sign, date, and mail the enclosed Proxy in the envelope provided. Your right to vote in person at the meeting is not affected by returning the Proxy.

     On behalf of the Board of Directors, officers and employees of Scotsman, I would like to thank you for your continued interest and support.

                                            Sincerely,


                                        /s/ RICHARD C. OSBORNE
                                           -------------------
                                            Richard C. Osborne
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                               [INSERT MAP HERE]

- - - -- Place of Annual Meeting
Scotsman's headquarters is located at 775 Corporate Woods Parkway in Vernon Hills, Illinois, approximately 40 miles northwest of downtown Chicago. Shareholders attending the meeting who will be using the Tri-State Tollway (Interstate Route 94-294) should exit at Half Day Road (Route 22) and travel west to reach Milwaukee Avenue (Route 21). Turn right onto Milwaukee Avenue and travel north approximately 1 mile to reach Corporate Woods Parkway (the second or northern Corporate Woods entrance).
Parking facilities will be available and refreshments will be served beginning at 1:30 P.M.

                                                     775 Corporate Woods Parkway
                                                    Vernon Hills, Illinois 60061
                                                                    708-215-4500

                                     [LOGO]

                                                                     May 2, 1994

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 10, 1994

                            ------------------------

To the Shareholders of SCOTSMAN INDUSTRIES, INC.

     Notice is hereby given that the annual meeting of shareholders of Scotsman Industries, Inc. (the "Company") will be held at the Company's headquarters at 775 Corporate Woods Parkway, Vernon Hills, Illinois 60061 on Friday, June 10, 1994, at 2:00 p.m., local time, for the following purposes:

     1. To elect two directors to serve for a term of three years.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 19, 1994, are entitled to notice of and to vote at the meeting and any adjournment thereof.

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENVELOPE PROVIDED. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                            By Order of the Board of Directors


                                        /s/ DONALD D. HOLMES
                                           -----------------
                                            Donald D. Holmes,
                                            Vice President -- Finance and
                                            Secretary

                                                     775 Corporate Woods Parkway
                                                    Vernon Hills, Illinois 60061

                                     [LOGO]

                                                                     May 2, 1994

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 10, 1994

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Scotsman Industries, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of shareholders of the Company to be held at the Company's principal executive offices at 775 Corporate Woods Parkway, Vernon Hills, Illinois 60061 on June 10, 1994 at 2:00 p.m. (the "1994 Annual Meeting") and at any adjournments thereof. The 1994 Annual Meeting is being held to consider and vote upon the election of two directors to serve until the 1997 annual meeting of shareholders of the Company or until the successors of such directors have been elected and qualified. The Company's Board of Directors knows of no other business that will be presented for consideration at the 1994 Annual Meeting other than the matters described in this Proxy Statement.

     The close of business on April 19, 1994 has been fixed by the Board of Directors as the record date (the "Record Date") for determination of shareholders entitled to vote at the meeting. Accordingly, only holders of record of shares of the Company's common stock (the "Common Stock") at the close of business on such date will be entitled to vote at the 1994 Annual Meeting. As of the close of business on that date, there were outstanding 7,013,429 shares of Common Stock (not including 202,295 shares of Common Stock held in treasury). Each share of Common Stock outstanding as of the Record Date, excluding the treasury shares, is entitled to one vote.

     Any shareholder who has given a proxy may revoke it at any time prior to its exercise at the 1994 Annual Meeting by (1) giving written notice of such revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date or (3) appearing in person at the 1994 Annual Meeting and voting in person. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Scotsman Industries, Inc., 775 Corporate Woods Parkway, Vernon Hills, Illinois 60061, Attention: Donald D. Holmes, Secretary. Duly executed proxies received prior to the meeting will be voted in accordance with the instructions indicated in the proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THE PROXY.

     This Proxy Statement is first being mailed to the Company's shareholders on or about May 2, 1994. The 1993 Annual Report to Shareholders, including financial statements for the fiscal year ended January 2, 1994, was separately mailed to the Company's shareholders on or about April 1, 1994.

     The presence, in person or by proxy, of a majority of the shares of Common Stock entitled to vote will constitute a quorum at the 1994 Annual Meeting. Votes cast by proxy or in person at the 1994 Annual Meeting will be tabulated by the inspectors of election appointed for the meeting to determine whether or not a quorum is present. The inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     The Company will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors, or employees of the Company or its subsidiaries may make solicitations in person or by telephone without compensation other than the compensation such persons otherwise receive for their services as officers, directors or employees. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in connection with forwarding such materials. In addition, the Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies. The fees to be paid to such firm for such services are not expected to exceed $4,000 plus reimbursement for out-of-pocket costs and expenses.

YOUR VOTE IS IMPORTANT TO THE COMPANY. IF YOU DO NOT EXPECT TO VOTE IN PERSON AT THE 1994 ANNUAL MEETING, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

ELECTION OF DIRECTORS

     The Company's by-laws provide for a Board of Directors, the number of which shall be fixed from time to time by a resolution adopted by a majority of the whole Board of Directors. The number of the Board of Directors has been fixed at eight.

     The Company's by-laws also provide that the directors are to be divided into three classes with respect to the time for which they hold office. At each annual meeting of shareholders of the Company, successors of the class whose terms of office expire in that year are to be elected for three-year terms or until their successors have been duly elected and qualified. The terms of two directors, Frank W. Considine and George D. Kennedy, will expire at the 1994 Annual Meeting, and the Company's Board of Directors has renominated both for re-election to the Board of Directors. If re-elected, both will serve until the 1997 annual meeting of shareholders of the Company or until their successors have been duly elected and qualified. The Company's by-laws establish certain procedures for shareholder nominations of candidates for directors. Those procedures are set forth below in the section entitled "Notice Provisions for Shareholder Proposals and Shareholder Nominations of Directors."

     Since two positions are to be filled on the Board of Directors, the two nominees receiving the highest number of votes cast at a meeting at which a quorum is present will be elected as directors. The inspectors of election will not count abstentions or broker non-votes in determining the number of votes received by any nominee.

     It is the intention of the parties named in the enclosed proxy to vote the shares represented thereby for the election of the nominees listed below unless the proxy is marked otherwise. Each of the nominees has agreed to serve as a director if elected, and the Company has no reason to believe that any nominee will be unable to serve. In the event that one or more nominees should become unwilling or unable to accept nomination for election, however, the persons named in the enclosed proxy will vote such proxy for such other person or persons as may be nominated for director by the Board of Directors of the Company.

INFORMATION REGARDING NOMINEES AND DIRECTORS

                                       POSITION WITH THE COMPANY OR OTHER PRINCIPAL
         NAME AND AGE                       OCCUPATION AND OTHER DIRECTORSHIPS
- - - ---------------------------------------------------------------------------------------------

                                NOMINEES FOR ELECTION AT THE 1994
                                ANNUAL MEETING TO SERVE UNTIL 1997
- - - ---------------------------------------------------------------------------------------------
Frank W. Considine (72)       Mr. Considine is Honorary Chairman of the Board, Chairman of
                                the Executive Committee and a director of American National
                                Can Company, a packaging manufacturer. He was Chairman of the
                                Board of American National Can Company from 1983 to 1990,
                                President from 1969 to 1988, and Chief Executive Officer from
                                1973 to 1988. Mr. Considine is a director of Encyclopedia
                                Britannica, Inc., Helene Curtis Industries, Inc., IMC
                                Fertilizer Group, Inc., Pechiney International, S.A. and
                                Schwitzer, Inc. Mr. Considine is also Chairman of the Board of Trustees of Loyola University, Chicago, and serves on the

                                       POSITION WITH THE COMPANY OR OTHER PRINCIPAL
         NAME AND AGE                       OCCUPATION AND OTHER DIRECTORSHIPS
- - - ---------------------------------------------------------------------------------------------
                                Board of Trustees of the Field Museum of Natural History,
                                Chicago. Mr. Considine has been a director of the Company
                                since April, 1989.

George D. Kennedy (67)        Mr. Kennedy is Chairman and a director of Mallinckrodt Group
                                Inc. (formerly IMCERA Group Inc.), a producer of medical
                                products, animal products and chemicals, and has held such positions since 1986. He was Chief Executive Officer of
                                IMCERA Group Inc. from 1983 to 1991. Mr. Kennedy is also a director of Brunswick Corporation, Illinois Tool Works, Inc.,
                                American National Can Company, Kemper National Insurance
                                Company, Stone Container Corporation, Kemper Corporation and
                                Medical Care America, Inc. He has been a director of the
                                Company since April, 1989.

                              DIRECTORS CONTINUING TO SERVE UNTIL 1995
                              ---------------------------------------------------------------

Richard C. Osborne (50)       Mr. Osborne is Chairman of the Board, President and Chief
                                Executive Officer of the Company. Mr. Osborne has been
                                Chairman of the Board since May, 1991 and President and Chief
                                Executive Officer since April, 1989. He was an Executive Vice
                                President of Household Manufacturing, Inc. ("HMI") from 1982 to April, 1989. HMI was a wholly-owned subsidiary of
                                Household International, Inc. ("Household"), and certain
                                divisions and subsidiaries of HMI were transferred to the
                                Company's wholly-owned subsidiary, Scotsman Group, Inc.
                                ("SGI"), shortly before Household effected a spin-off of the
                                Company in April, 1989. Mr. Osborne is also a director of
                                Joslyn Corporation. He has been a director of the Company
                                since April, 1989.

Donald C. Clark (62)          Mr. Clark is Chairman of the Board, Chief Executive Officer and
                                a director of Household, a financial services business. Mr.
                                Clark has been Chief Executive Officer of Household since
                                1982 and Chairman of the Board of Household since 1984. He served as President of Household from 1977 through 1987. Mr.
                                Clark is also a director of Schwitzer, Inc., Ameritech
                                Corporation, and Warner-Lambert Co. He has been a director of the Company since April, 1989 and served as Chairman of the
                                Board of the Company from April, 1989, to May, 1991.

Timothy C. Collins (37)       Mr. Collins is a Managing Director of Onex Investment Corp.
                                (New York), a management company for the U.S. investments of
                                Onex Corporation, an Ontario corporation ("Onex"), and has held that position since 1990. From 1988 to 1990, he was a
                                Vice President of Lazard Freres & Co., an investment banking firm. He was a director of DFC Holding Corporation ("DFC")
                                and of Whitlenge Acquisition Limited ("WAL") prior to their acquisition by the Company. Mr. Collins was appointed a
                                director of the Company following their acquisition on April
                                29, 1994.

                              DIRECTORS CONTINUING TO SERVE UNTIL 1996
                              ---------------------------------------------------------------

James J. O'Connor (57)        Mr. O'Connor is Chairman, Chief Executive Officer and a
                                director of Commonwealth Edison Company, an electric utility company, and has held those positions since 1980. Mr.
                                O'Connor is also a director of Corning Incorporated, First
                                Chicago Corporation, The First National Bank of Chicago,
                                Tribune Company, UAL Inc., and American National Can Company
                                and serves on the Board of Governors of the Chicago Stock
                                Exchange. He has been a director of the Company since April,
                                1989.

                                       POSITION WITH THE COMPANY OR OTHER PRINCIPAL
         NAME AND AGE                       OCCUPATION AND OTHER DIRECTORSHIPS
- - - ---------------------------------------------------------------------------------------------
Robert G. Rettig (64)         Mr. Rettig is a consultant to Illinois Tool Works, Inc., a manufacturer of industrial products and components, and a
                                consultant to, and a director of, The Tech Group, a custom molding company. He was an Executive Vice President of
                                Illinois Tool Works, Inc. from 1983 to January, 1990. Mr.
                                Rettig is also a director of Lawson Products, Inc. and Ames
                                Supply Company. He has been a director of the Company since
                                April, 1989.
Matthew O. Diggs, Jr. (61)    Mr. Diggs is the Chief Executive Officer of The Diggs Group, a
                                New York general partnership that provides investment banking services, and has held that position since 1990. From 1987 to
                                1990, Mr. Diggs was Vice Chairman of Copeland Corporation, a
                                refrigerator compressor manufacturer, having served as
                                President and Chief Executive Officer of Copeland Corporation
                                from 1975 to 1987. He was the Chairman of the Board of DFC and WAL prior to their acquisition by the Company. Mr. Diggs was appointed a director of the Company following their
                                acquisition on April 29, 1994.

AGREEMENT GOVERNING THE APPOINTMENT AND FUTURE NOMINATION OF CERTAIN DIRECTORS

     Effective April 29, 1994, Timothy C. Collins and Matthew O. Diggs, Jr. were appointed directors of the Company following consummation of the acquisition by the Company of DFC and its wholly-owned subsidiary, The Delfield Company ("Delfield"), and WAL and its wholly-owned subsidiary, Whitlenge Drink Equipment Limited ("Whitlenge"). On April 29, 1994, the Company acquired DFC and Delfield through a merger (the "Merger") between DFC and a new wholly-owned subsidiary of the Company, and it acquired WAL and Whitlenge through the acquisition of all of the outstanding shares of WAL (the "Share Acquisition").

     Under the terms of the Merger Agreement, dated as of January 11, 1994, pursuant to which the Company acquired DFC and Delfield (the "Merger Agreement"), the Company agreed to increase the size of its board of directors from seven to eight directors, with the additional directorship to be in the class of directors whose term expires at the 1996 annual meeting, to appoint Mr. Diggs to fill the newly created directorship, and to appoint Mr. Collins to fill a vacancy in the class of directors whose term expires at the 1995 annual meeting. The Company also agreed that, so long as the former shareholders of DFC and WAL, together in each case, with certain permitted transferees (collectively, the "New Scotsman Shareholders") own, on a fully diluted basis, at least 50% of the number of shares of Common Stock issued to them in connection with the Merger and the Share Acquisition (representing approximately 16% of the total number of shares outstanding on a fully diluted basis upon consummation of the Merger and the Share Acquisition), they will be entitled to designate the persons nominated by the Board of Directors to fill the directorships currently held by Mr. Collins and Mr. Diggs. If at any time such shareholders own, on a fully diluted basis, fewer than 50% but more than 33% of the number of shares of Common Stock issued to them in connection with the Merger and the Share Acquisition (representing approximately 11% of the total number of shares outstanding, on a fully diluted basis, upon consummation of the Merger and the Share Acquisition), they will be entitled to designate one such nominee. If such shareholders own fewer than 33% of the number of shares of Common Stock issued to them in the Merger and the Share Acquisition, they will have no further right to designate any nominee.

     So long as the New Scotsman Shareholders are entitled to designate at least one nominee to the Board of Directors, (i) the Company has agreed that, subject to the right of the holders of its preferred stock to elect directors under certain circumstances, it will not increase the number of directors to more than eight directors, and (ii) subject to certain limited exceptions, the former shareholders of DFC and WAL who were parties to the Merger Agreement and the Share Acquisition Agreement, dated as of January 11, 1994, have agreed to vote, to cause any affiliates or associates controlled by them to vote, and to use reasonable efforts to cause any other affiliates or associates to vote, all shares of capital stock of the Company owned by them in favor of all of the nominees to the Board of Directors recommended by the Board of Directors.

     The right of the New Scotsman Shareholders to designate one or more nominees to the Company's Board of Directors will terminate on January 11, 2004 unless such obligation is extended by written agreement among the Company and the New Scotsman Shareholders after January 11, 2002 but before the termination date. Upon termination of the right of the New Scotsman Shareholders to designate one or more nominees to the Board of Directors at a time when any designee of the New Scotsman Shareholders is currently on the Board and upon the request of the Company, (i) any such designee who is a New Scotsman Shareholder shall promptly resign as a director, and (ii) the New Scotsman Shareholders will use their best efforts to cause any designee or designees who are not New Scotsman Shareholders to promptly resign.

     Certain former shareholders of DFC and WAL have entered into a Stockholders' Agreement, dated as of January 11, 1994 (the "Stockholders' Agreement"), under which they have, among other things, allocated among themselves the power to designate the persons or persons to be nominated as directors. The Stockholders' Agreement provides that, so long as they hold Common Stock or Series A $0.62 Cumulative Convertible Preferred Stock of the Company, par value $1.00 per share (the "Series A Convertible Preferred Stock"), Onex and certain of its affiliates shall have the right to designate (and remove) one such director and EJJM, a New York general partnership of which Mr. Diggs is the sole managing general partner ("EJJM"), shall have the right to designate (and remove) the other such director. If the New Scotsman Shareholders are entitled to designate only one nominee to the Board of Directors, whichever of Onex and its affiliates or EJJM owns the higher percentage of Common Stock (on a fully diluted basis) at the time of such designation will be entitled to make such designation. In all other cases, the holders of a majority of the Common Stock held by the New Scotsman Shareholders at the time that they are entitled to designate one or more nominees to the Board of Directors shall make such designation. Scotsman is not a party to the Stockholders' Agreement.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the beneficial ownership of Common Stock and Series A Convertible Preferred Stock for each director and nominee for director, each executive officer named in the Summary Compensation Table elsewhere in this Proxy Statement and all directors and executive officers of the Company as a group.

                                           NO. OF SHARES                                  NO. OF SHARES OF
                                          OF COMMON STOCK                               SERIES A CONVERTIBLE
                                            BENEFICIALLY              PERCENT OF          PREFERRED STOCK       PERCENT OF
                                              OWNED(1)                 CLASS(2)          BENEFICIALLY OWNED      CLASS(3)
                                         -----------------          -------------       --------------------   -----------
  DIRECTORS AND
  DIRECTOR NOMINEES

  Donald C. Clark...............                 39,553(4)               *                           0                0%

  Timothy C. Collins............                 89,647(5)                1.08%(6)              65,787(7)          3.29%

  Frank W. Considine............                  8,864                  *                           0                0%

  Matthew O. Diggs, Jr..........                570,128(8)                6.68%(9)             418,308(10)        20.92%

  George D. Kennedy.............                  9,154                  *                           0                0%

  James J. O'Connor.............                  7,865                  *                           0                0%

  Richard C. Osborne............                169,520(11)               2.03%(12)                  0                0%

  Robert G. Rettig..............                  8,865                  *                           0                0%

  CERTAIN EXECUTIVE OFFICERS

  David W. Campbell.............                 31,453(11)              *                           0                0%

  Donald D. Holmes..............                 68,399(11)              *                           0                0%

  Randall C. Rossi..............                 18,466(11)              *                           0                0%

  Emanuele Lanzani..............                 62,207(11)              *                           0                0%

  Directors and Officers as a Group
    (16 individuals, including all
    those listed above).........           1,220,892(11)(13)              13.65%(14)           544,607            27.23%


- - - ---------------
  *  Less than one percent of the outstanding Common Stock.
 (1) Information relating to the number of shares of Common Stock beneficially owned by directors, nominees for directors and executive officers is based upon information furnished by, or on behalf of, each person to the Company or reflected in the records of SGI's Tax Reduction Investment Plan ("TRIP") or the Company's Long-Term Executive Incentive Compensation Plan. Information relating to shares held in the TRIP has been furnished as of December 31, 1993, the latest date for which such information is available. Information relating to the number of shares of Common Stock and Series A Convertible Preferred Stock beneficially owned by Mr. Collins, Mr. Diggs and one former officer of Delfield has been furnished as of April 29, 1994, the effective date of the Merger and the date on which each such person became a director or executive officer of the Company, and has been furnished for all other directors, nominees for directors and executive officers as of February 15, 1994. Since the Record Date has been set at April 19, 1994, the holders of shares issued in the Merger on April 29, 1994 are not entitled to vote those shares at the 1994 Annual Meeting. Except as indicated otherwise in the notes to this table, each person named in the table has sole voting and investment power over the number of shares of Common Stock and Series A Convertible Preferred Stock listed opposite his name.
 (2) Unless otherwise indicated in these notes, percentages are based upon a total of 8,213,421 issued and outstanding shares of Common Stock as of April 29, 1994, the effective date of the Merger, including 1,199,992 shares of Common Stock issued in the Merger.
 (3) Based upon a total of 1,999,992 shares of Series A Convertible Preferred Stock issued in the Merger.
 (4) Includes 5,789 shares with respect to which Mr. Clark has shared investment but no voting power.
 (5) Includes 39,472 shares of Common Stock and 50,175 shares of Common Stock issuable upon the conversion of 65,787 shares of Series A Convertible Preferred Stock issued to Mr. Collins in the Merger, with respect to which Mr. Collins has sole investment power and shared voting power, pursuant to the Onex Proxy described under "Security Ownership of Certain Beneficial Owners." Does not include any shares of Common Stock beneficially owned by Onex or its affiliates.
 (6) On a partially diluted basis, assuming only the conversion of those shares of Series A Convertible Preferred Stock held by Mr. Collins.
 (7) Consists of those shares of Series A Convertible Preferred Stock issued in the Merger with respect to which Mr. Collins has sole investment power and shared voting power, pursuant to the Onex Proxy described under "Security Ownership of Certain Beneficial Owners." Does not include any shares of Series A Convertible Preferred Stock beneficially owned by Onex or its affiliates.
 (8) Includes 250,985 shares of Common Stock and 319,043 shares of Common Stock issuable upon the conversion of 418,308 shares of Series A Convertible Preferred Stock issued in the Merger to EJJM, with respect to which Mr. Diggs has sole investment power and shared voting power, pursuant to the Onex Proxy described under "Security Ownership of Certain Beneficial Owners," 70 shares of Common Stock owned by Mr. Diggs prior to the Merger, and 30 shares of Common Stock owned by Mr. Diggs' son, Matthew O. Diggs
     III. Mr. Diggs disclaims beneficial ownership of the 30 shares owned by his son.
 (9) On a partially diluted basis, assuming only the conversion of those shares of Series A Convertible Preferred Stock held by Mr. Diggs.
(10) Consists of those shares of Series A Convertible Preferred Stock issued in the Merger to EJJM with respect to which Mr. Diggs has sole investment power and shared voting power, pursuant to the Onex Proxy described under "Security Ownership of Certain Beneficial Owners."
(11) Includes shares issuable pursuant to stock options exercisable within 60 days after February 15, 1994 as follows: Mr. Osborne, 114,998; Mr. Campbell, 27,886; Mr. Holmes, 49,158; Mr. Rossi, 16,800; Mr. Lanzani, 62,207; all directors and officers as a group, 314,836. Also includes shares held for the account of executive officers under the TRIP with respect to which each such officer has sole voting but no investment power as follows: Mr. Osborne, 5,023; Mr. Campbell, 2,061; Mr. Holmes, 7,902; Mr. Rossi, 1,666; all executive officers as a group, 17,455.
(12) On a partially diluted basis, assuming only the exercise of stock options held by Mr. Osborne which are exercisable within 60 days. As of the Record Date, Mr. Osborne beneficially owned, on such a partially diluted basis, 2.38% of the outstanding shares of Common Stock.
(13) Includes 415,370 shares of Common Stock issuable upon the conversion of 544,607 shares of Series A Convertible Preferred Stock issued in the Merger to Mr. Collins, Mr. Diggs, and an officer of Delfield who became an executive officer of the Company as of April 29, 1994. Such executive officer has sole investment power and shared voting power, pursuant to the Onex Proxy described under "Security Ownership of Certain Beneficial Owners," with respect to 36,307 shares of Common Stock and 60,512 shares of Series A Convertible Preferred Stock issued to him in the Merger.
(14) On a partially diluted basis, assuming only the exercise of the 314,836 stock options referred to in note 11 above and the conversion of the 544,607 shares of Series A Convertible Preferred Stock referred to in note
     13. As of the Record Date, all directors and officers as a group beneficially owned, on such a partially diluted basis, 6.53% of the outstanding shares of Common Stock.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held eight meetings during 1993. The standing committees of the Board of Directors held a total of six meetings. The average attendance at the aggregate of the total number of meetings of the Board of Directors and the total number of committee meetings was 95%. Each of the directors of the Company attended at least 83% of the aggregate total number of meetings of the Board of Directors and meetings of any committee of the Board of Directors on which that director served. The Board of Directors has standing Audit, Compensation and Executive Committees. It does not have a standing nominating committee.

     The Audit Committee is composed of Frank W. Considine and Robert G. Rettig. Mr. Considine is the Chairman of the Committee. The Audit Committee's duties and functions include reviewing the internal accounting controls and audit functions of the Company and its subsidiaries, the Company's accounting principles, policies and practices and financial reporting, the scope of the audits conducted by the Company's independent public accountants and internal auditors, and the annual financial statements of the Company and its subsidiaries. The Audit Committee is responsible for informing the Chief Executive Officer of the Company and the Board of Directors of any material concerns that may arise in connection with its review. The Audit Committee also recommends to the Board of Directors the selection of the Company's principal independent public accountants and reviews their professional services to determine if their independence may have been impaired by the performance of any non-audit services. The Audit Committee met twice during 1993.

     The Compensation Committee is composed of George D. Kennedy, Donald C. Clark and James J. O'Connor. Mr. Kennedy is the Chairman of the Committee. The Compensation Committee is responsible for determining the salaries, salary ranges and bonuses of the five highest paid executive officers of the Company and its subsidiaries. It also recommends to the Board of Directors the adoption of, or any substantive amendments to, any pension, profit-sharing, employee benefit or long-term executive compensation plan or program in which senior management participates. The Compensation Committee is also responsible for the granting of stock options, stock appreciation rights and other awards under any long-term executive incentive compensation plan or program of the Company. The Compensation Committee met four times during 1993.

DIRECTORS' FEES AND COMPENSATION

     Non-management directors of the Company receive for their services (1) an annual retainer fee paid in shares of Common Stock with a total market value of approximately $16,000, determined as of the day immediately preceding the date of the annual meeting of the shareholders of the Company, and (2) a fee of $900 for each Board of Directors and committee meeting attended. In addition, any non-management director who serves as chairman of the Audit, Compensation or Executive Committees of the Board of Directors receives as compensation for those services additional shares of Common Stock with a total market value of approximately $2,000 determined as of the same valuation date used in determining the number of shares to be granted to the directors as annual retainer fees. The Company transfers shares of treasury stock to the directors in payment of such fees at the time of, or shortly after, the first meeting of the Board of Directors following the annual meeting of the shareholders of the Company.

EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION(2)                 LONG-TERM COMPENSATION
                                                  ----------------------------  -------------------------------------------------
                                                                      OTHER                                              ALL
                      PRINCIPAL                                        ANNUAL                                            OTHER
     NAME            POSITION(1)       YEAR     SALARY      BONUS      COMP.              AWARDS             PAYOUTS    COMP.(3)
- - - --------------   ----------------     -----     ------     ------     -------    -----------------------     --------   --------
                                                                                               SECURITIES
                                                                                 RESTRICTED    UNDERLYING
                                                                                   STOCK         STOCK        LTIP
                                                                                   AWARDS      OPTIONS(#)    PAYOUTS
                                                                                  -------      ----------   --------
  R. Osborne     Chairman of the       1993    $301,250    $182,500      --          $0          25,800         $0      $13,387
                 Board, CEO &          1992    $286,250    $145,000      --          $0          27,700         $0      $12,638
                 President             1991    $268,750    $135,000      --          $0          39,270         $0      $11,964

  E. Lanzani     Exec.VP; Mgng.        1993    $150,236    $ 47,688      --          $0          12,700         $0       $    0
                 Dir., Frimont         1992    $174,314    $ 19,976      --          $0          13,500         $0       $    0
                 S.p.A.                1991    $171,381    $ 26,561      --          $0          19,360         $0       $    0
                 & Castel MAC S.p.A.

  D. Holmes      VP Finance &          1993    $145,667    $ 60,597      --          $0           8,900         $0      $ 5,626
                 Secretary             1992    $137,667    $ 41,851      --          $0           9,500         $0      $ 5,313
                                       1991    $130,458    $ 39,137      --          $0          13,530         $0      $ 4,926

  D. Campbell    VP; President,        1993    $122,154    $ 14,170      --          $0           5,400         $0      $ 4,497
                 Booth, Inc.           1992    $115,992    $ 30,276      --          $0           5,100         $0      $ 4,364
                                       1991    $114,001    $ 54,720      --          $0           7,370         $0      $ 4,031

  R. Rossi       VP -- Sales &         1993    $106,800    $ 50,196      --          $0           2,800         $0      $ 4,291
                 Marketing, Scotsman   1992    $101,533    $ 36,247      --          $0           2,900         $0      $ 3,752
                 Ice Systems           1991    $ 94,834    $ 23,519      --          $0           4,200         $0      $ 3,250

(1) Each executive officer held the same position with the Company in each of the years indicated.

(2) Includes amounts earned in the fiscal year, whether or not deferred.

(3) Amounts in this column consist of Company-matching contributions to the TRIP and the Supplemental Tax Reduction Plan.

OPTIONS AND STOCK APPRECIATION RIGHTS

     The following tables summarize option grants to and exercises by the executive officers named in the Summary Compensation Table above during the 1993 fiscal year and the value of the options held by such persons at the end of the 1993 fiscal year. No stock appreciation rights have been granted to date by the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR
                           POTENTIAL REALIZABLE VALUE

- - - ------------------------------------------------------------------------------------------------------------------------------
                                            INDIVIDUAL GRANTS IN 1993                       POTENTIAL REALIZABLE VALUE AT
                                                                                               ASSUMED ANNUAL RATES OF
                                                                                               STOCK PRICE APPRECIATION
                                                                                              FOR 10-YEAR OPTION TERM(1)
- - - -------------------------------------------------------------------------------------------------------------------------------
                            NUMBER OF
                            SECURITIES
                            UNDERLYING    % OF TOTAL OPTIONS
                             OPTIONS          GRANTED TO        EXERCISE    EXPIRATION
          NAME               GRANTED         EMPLOYEES(2)       PRICE(3)       DATE       0%         5%             10%
- - - -------------------------------------------------------------------------------------------------------------------------------
  R. Osborne                  25,800            33.40%          $11.1875     02/12/03     $0     $   181,439    $    460,079
- - - -------------------------------------------------------------------------------------------------------------------------------
  E. Lanzani                  12,700            16.44%          $11.1875     02/12/03     $0     $    89,313    $    226,473
- - - -------------------------------------------------------------------------------------------------------------------------------
  D. Holmes                    8,900            11.52%          $11.1875     02/12/03     $0     $    62,589    $    158,709
- - - -------------------------------------------------------------------------------------------------------------------------------
  D. Campbell                  5,400             6.99%          $11.1875     02/12/03     $0     $    37,976    $     96,296
- - - -------------------------------------------------------------------------------------------------------------------------------
  R. Rossi                     2,800             3.62%          $11.1875     02/12/03     $0     $    19,691    $     49,931
- - - -------------------------------------------------------------------------------------------------------------------------------
  All Shareholders(4)                                                                     $0     $49,285,546    $124,974,689
- - - -------------------------------------------------------------------------------------------------------------------------------
  Named Executive Officers'
    Gains as a % of all
    Shareholder Gains                                                                                 0.793%          0.793%
- - - -------------------------------------------------------------------------------------------------------------------------------

(1) The Company is unaware of any formula which provides an accurate depiction of the value of a stock option as of the date of grant.

(2) Based on 77,250 options granted to all employees.

(3) Fair market value (the average of the high and low prices for the Common Stock as reported in the Wall Street Journal) on February 11, 1993, the date of grant.

(4) Total dollar gains based on the assumed annual rates of appreciation shown here and calculated on 7,008,254 outstanding shares -- the number of shares outstanding on December 31, 1993.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

- - - ---------------------------------------------------------------------------------------------------------------------------
                                                        TOTAL NUMBER OF SECURITIES            TOTAL VALUE OF UNEXERCISED,
                                                          UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS HELD
                                                      OPTIONS HELD AT FISCAL YEAR END            AT FISCAL YEAR END(1)
- - - ---------------------------------------------------------------------------------------------------------------------------
                      NUMBER OF
                       SHARES
                     ACQUIRED ON        VALUE
     NAME             EXERCISE         REALIZED       EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
- - - ---------------------------------------------------------------------------------------------------------------------------
  R. Osborne              0               $0             83,598             74,570           $ 430,611          $ 378,553
- - - ---------------------------------------------------------------------------------------------------------------------------
  E. Lanzani              0               $0             47,007             36,460           $ 234,555          $ 184,826
- - - ---------------------------------------------------------------------------------------------------------------------------
  D. Holmes               0               $0             38,258             25,830           $ 184,227          $ 131,266
- - - ---------------------------------------------------------------------------------------------------------------------------
  D. Campbell             0               $0             21,786             14,670           $  95,373          $  73,559
- - - ---------------------------------------------------------------------------------------------------------------------------
  R. Rossi                0               $0             13,000              8,500           $  52,856          $  43,788
- - - ---------------------------------------------------------------------------------------------------------------------------


(1) Based on the fair market value of the Common Stock on December 31, 1993 of $14.25 (the average of the high and low prices for the Common Stock as reported in the Wall Street Journal).

PENSION PLAN

     The Salaried Pension Plan of SGI is a non-contributory, defined benefit plan for certain salaried employees of SGI and its subsidiaries. The amount of a participant's pension benefits depends primarily on years of employment, age at retirement, and average annual compensation (salary plus bonus, whether paid in cash or stock) for the five successive highest-paid years out of the employee's last ten years of employment, adjusted for wages subject to Social Security taxes. Participants become fully vested in their accrued pension benefits after five years of service. Payment of vested pension benefits normally begins at age 65, but an early retirement benefit at reduced levels may be paid if a participant is at least 55 years of age with 10 years of service. The following table illustrates the amount of the plan's annual pension benefits for eligible employees retiring at age 65 with the following remuneration and numbers of credited years of service.

                                  PENSION PLAN

- - - --------------------------------------------------------------------------
                                           YEARS OF SERVICE
- - - --------------------------------------------------------------------------
   REMUNERATION    15          20          25           30           35
- - - --------------------------------------------------------------------------
  $100,000       $18,433     $24,577     $30,721     $ 36,866     $ 43,010

  $175,000       $32,036     $42,729     $53,421     $ 64,114     $ 74,806

  $250,000       $45,692     $61,255     $76,818     $ 92,382     $107,945

  $325,000       $49,759     $66,775     $83,790     $100,806     $117,822

  $400,000       $49,759     $66,775     $83,790     $100,806     $117,822

  $475,000       $49,759     $66,775     $83,790     $100,806     $117,822

  $550,000       $49,759     $66,775     $83,790     $100,806     $117,822

     The benefits set forth in the above table are computed on a straight-line annuity basis. Offsets for Social Security payments and other offsets provided for in the plan are not reflected in the table. For purposes of determining the benefit under the Salaried Pension Plan for Messrs. Osborne, Campbell, and Holmes, credited years of service and the amount of covered compensation (salary plus bonuses paid in cash or stock) for 1993 are as follows: Mr. Osborne, 15 years and $446,250; Mr. Campbell, 7 years and $152,430; Mr. Holmes, 19 years and $187,518; Mr. Rossi, 5 years and $143,047. Covered compensation, in each case, is equal to the salary reported for such officer in the Summary Compensation Table for 1993 plus the bonus reported for 1992 since bonuses earned in a given fiscal year are paid the following fiscal year. In calculating credited years of service under the Salaried Pension Plan, years of service with Household or its former subsidiaries prior to the spin-off of the Company by Household in 1989 have been taken into account.

     Mr. Lanzani is not covered by SGI's Salaried Pension Plan. Mr. Lanzani does, however, have an agreement with Frimont S.p.A. ("Frimont"), which provides that he will receive monthly payments beginning at the later of July 1, 1999 or termination of his employment and ending at his death. These monthly payments will be equal to .0133 times his average monthly compensation times his credited service. For purposes of the agreement, "average monthly compensation" means his regular salary plus short-term bonuses received during the five-year period prior to termination of employment divided by 60 and "credited service" means the number of years of continuous service from November 7, 1967 to the date of termination of employment. For purposes of this plan, Mr. Lanzani is currently credited with 26 years of service, and he received a total of $170,212 in salary and bonuses in 1993. If Mr. Lanzani's employment is terminated before he reaches age 65, then at age 65 he will begin receiving such monthly payments.

EXECUTIVE COMPENSATION AND SEVERANCE AGREEMENTS, INCLUDING CHANGE OF CONTROL PROVISIONS

     Mr. Osborne has entered into an employment agreement with SGI under which he is currently entitled to an annual base salary of $305,000, subject to annual review, and to benefits under SGI's benefit plans. The agreement also establishes an annual target bonus under the Company's Executive Incentive Compensation Program equal to 50% of his annual salary. The agreement provides for certain continued compensation in the event of (i) termination of employment by SGI or its subsidiaries prior to age 65 for any reason other than willful and deliberate misconduct or disability for a specified period that prevents him from reasonably performing his duties; or (ii) Mr. Osborne's resignation from his position prior to age 65 because of a reassignment to a position of lesser rank or status, reduction of salary, benefits or target bonus, or reassignment to a geographic area more than 50 miles from his residence as of the date the agreement was executed.

     In the event Mr. Osborne's employment is terminated or he resigns for any of the reasons described in the preceding paragraph, he will be entitled for the next 18 months to (i) continued salary at the rate at which last received; (ii) continued target bonuses (prorated for such 18-month period) and (iii) continuation of pension accrual, savings plan contributions, deferred compensation (if any) and medical and life insurance benefits or, in each case under (iii), the economic equivalent thereof. Benefit plan accruals under (iii) that would be payable to Mr. Osborne on a deferred basis, were he to continue his employment, may be deferred or payable in an actuarially equivalent lump sum at the end of the 18-month period. Mr. Osborne's employment agreement further provides that SGI will reimburse Mr. Osborne for any excise tax due upon any of the benefits described in this paragraph and for any additional federal income and excise taxes due as the result of such reimbursement.

     Mr. Osborne and SGI have also entered into a separate, executive severance agreement (the "Severance Agreement") under which Mr. Osborne will be entitled to receive a single cash payment equal to the sum of (i) three times the amount of his highest annual base salary in effect during the immediately preceding 12-month period and (ii) three times the amount of the greater of his then current target bonus under the Program or the average target bonus paid or payable to him under the Program in the last five fiscal years, if at any time before he reaches age 65, Mr. Osborne's employment with SGI is terminated or he resigns for "good reason" following a "change of control" of the Company. Under such circumstances, Mr. Osborne will also become fully vested in any accrued benefits in which he is not then fully vested under SGI's Salaried Pension Plan and in any employer matching contributions in which he is not then fully vested under SGI's Tax Reduction Investment Plan ("TRIP") or Supplemental Tax Reduction Plan ("Supplemental TRIP"). SGI will be obligated to pay Mr. Osborne, within 30 days of his termination or resignation, a lump sum equal to the actuarial equivalent of such accrued benefits under the Salaried Pension Plan and the amount of such employer matching contributions. SGI will also be obligated to keep in full force and effect, for a period of three years, all medical and insurance policies provided to Mr. Osborne by SGI at the same level of coverage and upon the same terms and conditions in effect as of the date of termination of his employment. Any payments made and benefits provided to Mr. Osborne under the Severance Agreement will be in lieu of those payments and benefits to which Mr. Osborne would otherwise be entitled under his employment agreement. The Severance Agreement further provides that SGI will reimburse Mr. Osborne for any excise tax due upon any payment made as a result of a change of control and for any additional federal income and excise taxes due as the result of such reimbursement.

     For purposes of the Severance Agreement, a "change of control" will be deemed to have occurred if any of the following events occurs:

          (i) subject to certain specified exceptions, any individual, entity, or group, including any "person" (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) acquires beneficial ownership of 20% or more of the Common Stock or of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Voting Securities");

          (ii) persons who were directors of the Company as of the effective date of the amendment or persons nominated by those directors to succeed to their positions or their successors (the "Incumbent Board") shall cease to constitute a majority of the board of directors of the Company;

          (iii) the shareholders shall approve a reorganization, merger or consolidation of the Company, unless, following such reorganization, merger or consolidation, (A) at least 60% of the Common Stock and 60% of the Voting Securities are owned by all or substantially all of the same persons who were beneficial owners of such securities immediately prior to such reorganization, consolidation or merger, in substantially the same proportions relative to one another, (B) no person beneficially owns 20% or more of the common stock or voting securities of the surviving corporation, other than specified entities controlled by the Company or a person who had beneficial ownership of 20% or more of the Common Stock or the Voting Securities immediately prior to the reorganization, consolidation or merger, and (C) at least a majority of the members of the board of directors of the surviving corporation were members of the Incumbent Board; or

          (iv) the shareholders approve a plan of liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company to another corporation other than a corporation which meets the following requirements: (A) at least 60% of the common stock and 60% of the voting securities of the corporation are owned by all or substantially all of the same persons who were beneficial owners of the Common Stock and the Voting Securities immediately prior to such sale or disposition, in substantially the same proportions relative to one another,
     (B) no person beneficially owns 20% or more of the common stock or voting securities of the corporation, other than specified entities controlled by the Company or a person who had beneficial ownership of 20% or more of the Common Stock or the Voting Securities immediately prior to such sale or disposition, and (C) at least a majority of the members of the board of directors of the corporation were members of the Incumbent Board.

For purposes of the Severance Agreement, however, a "change of control" will not be deemed to have occurred as a result of the acquisition by the Company of DFC and Delfield, and WAL and Whitlenge, or the approval by the shareholders of the Company of the issuance of securities of the Company pursuant to the agreements governing such acquisitions.

     Mr. Osborne will be deemed to have had "good reason" to terminate his employment with SGI following a change of control if, among other things, without his written consent, he is assigned to duties inconsistent with his duties or responsibilities with SGI immediately prior to the change of control, his salary or benefits are reduced, he is reassigned to any location other than the facility where he is located at the time of the change of control or, following a merger or consolidation in which the Company is not the surviving corporation or the transfer of all or substantially all of the assets of the Company to another corporation, SGI fails to obtain from such corporation an agreement to assume all of SGI's obligations under the Severance Agreement.

     In addition to Mr. Osborne, Mr. Campbell, Mr. Holmes, Mr. Lanzani and Mr. Rossi each have employment agreements with SGI. Under their employment agreements with SGI, Mr. Campbell, Mr. Holmes, Mr. Lanzani and Mr. Rossi are currently entitled to annual base salaries of $127,000, $152,000, 255,000,000 Lire (approximately $148,900 as of December 31, 1993) and $119,100, respectively, subject to annual review. The employment agreements of Mr. Campbell, Mr. Holmes and Mr. Lanzani also establish for each an annual target bonus equal to 30% of his annual salary. Mr. Rossi is entitled to an annual target bonus equal to 25% of his annual salary. The remaining provisions of Mr. Campbell's, Mr. Holmes' and Mr. Lanzani's employment agreements are identical to those of Mr. Osborne's employment agreement except that (i) the provisions relating to continuation of compensation apply for a period of 12, rather than 18 months, (ii) there is no provision in the agreements for reimbursement of excise taxes, and (iii) each agreement will remain in effect, not until the executive officer who is a party to the agreement reaches age 65, but only until June 20, 1995. Thereafter, the term of each agreement will be automatically extended each year for one additional year, unless the Compensation Committee delivers written notice of termination three months prior to the end of such term or extended term. The remaining provisions of Mr. Rossi's employment agreement are identical to the provisions of Mr. Campbell's, Mr. Holmes' and Mr. Lanzani's employment agreements except that the term of Mr. Rossi's employment agreement extends only to July 20, 1994, with no provision for automatic annual extensions of the term.

     Mr. Holmes and Mr. Lanzani have also entered into executive severance agreements with SGI and Mr. Campbell has entered into an executive severance agreement with SGI's wholly-owned subsidiary, Booth, Inc. ("Booth"). The provisions of those agreements are identical to the provisions of Mr. Osborne's Severance Agreement with SGI except that each of these officers will be entitled to receive a single cash payment equal to the sum of (i) two (rather than three) times the amount of his highest annual base salary in effect during the immediately preceding twelve-month period and (ii) two (rather than three) times the amount of the greater of his then current target bonus or the average target bonus paid or payable to him in the preceding five fiscal years, if at any time before he reaches age 65, such officer's employment is terminated or he resigns for "good reason" following a "change of control" of the Company. Unlike Mr. Osborne's Severance Agreement, such agreements may be terminated prior to the occurrence of a change of control by SGI or Booth, as applicable, upon six months prior notice to the executive who is a party to the agreement, provided that, to the knowledge of the board of directors of SGI or Booth, as applicable, no person has taken, at the time of such notice, steps reasonably calculated to effect a change of control.

OTHER AGREEMENTS

     Mr. Lanzani has an agreement with Frimont which provides that, so long as he is employed in his present position at Frimont, he will receive 2.4% of the annual net operating income of Frimont. This agreement replaced his prior ownership of 10% of the shares of Frimont. The agreement provides that if Mr. Lanzani resigns from his position or is terminated without cause before May 31, 1996, he thereafter may elect to receive a lump sum payment, in lieu of payments under the agreement, equal to the present value of the projected annual payments under the agreement which he would have received had he remained employed by Frimont until June 30, 1996. The projection will be based on the average net operating income growth of Frimont for the prior five years. Since the payments made to Mr. Lanzani pursuant to this agreement replaced his prior ownership of shares of Frimont stock, the Company does not consider these payments to be cash compensation for services rendered and, accordingly, such payments have not been included in the summary compensation table set forth above.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for developing executive compensation philosophies, determining the executive compensation program components and assuring that the program is administered consistent with the program's philosophies and objectives. All Committee members are outside directors of the Company.

     The Committee believes that since executive officers are in positions to make substantial contributions to the long-term success of the Company, the executive compensation program should be structured to provide meaningful incentives to increase shareholder value. On an annual basis, the Committee reviews the actual results of each executive officer's performance against the objectives established by, and for, such executive for the preceding year. The Committee also reviews the program components and plan for each executive officer for the upcoming year and relies upon the advice of independent compensation consultants regarding the competitiveness of the programs. The Committee approves each plan with such modifications as it deems appropriate. During the year, the Committee reviews individual salaries in conjunction with criteria set forth for base salaries listed below, taking into account any significant event that could affect program objectives and design.

     The Company's executive officer compensation program is comprised of a base salary, an annual cash incentive compensation program and a long-term incentive compensation plan in the form of stock options, stock appreciation rights, restricted stock and restricted stock rights. In addition, executives are eligible for other benefits which are generally available to employees of the Company, including insurance protection, retirement plans and vacations and holidays.

  Base Salary

     Base salary ranges for executives are set at the 50th percentile of the national marketplace for manufacturing companies with sales in the range of $100-$300 million. In determining salaries, the Committee takes into account salary rates compared with the marketplace, the performance of individuals and other factors deemed relevant by the Committee.

     Mr. Osborne's 1993 base salary increase was similar in size to increases reported in marketplace surveys which indicated that the average expected increase in chief executive officers' base salaries was in the range of 5% in 1993. The resultant base salary for Mr. Osborne places him within 6% of the median of chief executive officers in comparably sized manufacturing companies.

  Executive Incentive Compensation Program

     The Executive Incentive Compensation Program is designed to provide increased incentives to key executives to meet or exceed aggressive financial targets and to accomplish significant projects contributing to the Company's success.

     The targets for awards under this plan are set at the 50th percentile of the national marketplace. Incentives earned are based primarily on performance compared with financial targets established for the Company and/or a subsidiary or division of the Company at levels approved by the Committee. The financial targets include targets for earnings and return on investment or return on equity. A portion of earned awards are based on discretionary factors to reflect individual contributions to the Company's success each year.

     In a given fiscal year, Mr. Osborne may earn incentive compensation which ranges from 0% to 75% of his annual base salary, with a target payout of 50% of annual base salary. For 1993, Mr. Osborne received a bonus of 60.6% of his annual base salary. In reviewing Mr. Osborne's incentive amount, the Committee considered economic conditions, the performance of the continuing operations of the Company and successes in restructuring the Company to promote the growth of the business. Although the economic climate remains less than favorable in Europe where the Company has significant operations, overall earnings per share increased significantly from 1992 to 1993. During 1993, the operations of Simag (an ice machine manufacturing company which was acquired by Frimont in 1993) were integrated into the operations of Frimont, and the Company began the process of integrating the operations of Booth and Booth's Crystal Tips division (which was acquired by Booth in 1992). In 1993, the Company also negotiated agreements to purchase Delfield and Whitlenge. The acquisitions were consummated in April of 1994. The Committee believes that these significant changes will favorably impact the Company's future performance.

  Long-Term Executive Incentive Compensation Plan

     The Committee believes that long-term incentives should provide significant portions of total compensation for executives while encouraging long-term stock ownership. The objectives of the Scotsman Long-Term Executive Incentive Compensation Plan ("the Long-Term Plan") are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return. The Committee endorses the value of stock ownership as an incentive for Company executives to increase shareholder value through improved executive performance.

     The Long-Term Plan meets these objectives through permitting the Company to make annual grants of non-qualified stock options to participants who can make significant contributions to the long-term success of the Company. The Long-Term Plan also permits the Company to reward executives through other forms of stock grants such as restricted stock, restricted stock rights and stock appreciation rights.

     The Committee has established programs for each executive officer under the Long-Term Plan which provide for stock option grants as a portion of each participant's salary grade midpoint. The stock option price is equal to the fair market value of the Common Stock on the date of the grant. Value to the executive is dependent upon an increase in the share price above the stock option price. The program established for Mr. Osborne under the Long-Term Plan has a target equal to 100% of his salary grade midpoint. In 1993, the Committee approved a stock option grant equal to 100% of his 1993 salary grade midpoint. The Committee believes that an appropriate portion of Mr. Osborne's total compensation is tied directly to shareholder value.

  Benefit Programs

     The Company provides its executive officers with insurance protection plans including medical, dental, life, accidental death and dismemberment, travel and accident and disability insurance, retirement programs and vacation and holiday plans. These plans are generally available to Company employees.

                                    George D. Kennedy, Committee Chairman
                                    Donald C. Clark, Committee Member
                                    James J. O'Connor, Committee Member

COMMON STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Stock for the last five fiscal years (see note below) with the cumulative total return of the Russell 2000 Index and the S&P Diversified Manufacturing Index over the same period. Most of the Company's direct competitors are private companies or small segments of larger companies and do not permit construction of a realistic peer group. Therefore, the S&P Diversified Manufacturing Index is used in lieu of a peer group for this comparison.

               COMPARISON OF FIVE YEAR* CUMULATIVE TOTAL RETURN**
                       SCOTSMAN INDUSTRIES, RUSSELL 2000,
                       AND S&P DIVERSIFIED MANUFACTURING

                                                 S&P DIVERSI-
      MEASUREMENT PERIOD         SCOTSMAN IN-     FIED MANU-
    (FISCAL YEAR COVERED)          DUSTRIES        FACTURING     RUSSELL 2000
4/3/89                             100.00          100.00          100.00
12/31/89                            81.59          114.67          107.93
12/31/90                            55.46          113.67           86.88
12/31/91                            66.41          139.31          126.89
12/31/92                            77.53          150.98          150.27
12/31/93                           117.87          183.26          178.68

   Assumes $100 invested on March 31, 1989 in Scotsman Industries' Common Stock, Russell 2000, and S&P Diversified Manufacturing Group.

 * Scotsman Industries' Common Stock began trading on April 3, 1989.

** Total return assumes reinvestment of dividends on a quarterly basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following persons are known to the Company to be the beneficial owners of more than 5% of (i) the outstanding Common Stock as of the most recent date prior to the preparation of this Proxy Statement for which information is available to the Company, and (ii) the outstanding Series A Convertible Preferred Stock as of April 29, 1994. Since the Record Date has been set at April 19, 1994, the holders of the shares issued in the Merger on April 29, 1994 are not entitled to vote those shares at the 1994 Annual Meeting.

- - - -------------------------------------------------------------------------------------------------------------
                                                                               NUMBER OF
                                                                               SHARES OF        PERCENT OF
                                           NUMBER OF                           SERIES A          SERIES A
                                           SHARES OF                          CONVERTIBLE       CONVERTIBLE
                                         COMMON STOCK       PERCENT OF      PREFERRED STOCK   PREFERRED STOCK
                                         BENEFICIALLY     CLASS OF COMMON    BENEFICIALLY      BENEFICIALLY
  NAME AND ADDRESS OF BENEFICIAL OWNER       OWNED             STOCK             OWNED           OWNED(1)

- - - -------------------------------------------------------------------------------------------------------------
  Mario J. Gabelli....................  846,100(2)        10.30%(3)         0                 0%
  Gabelli Funds, Inc.
  GAMCO Investors, Inc.
  Gabelli & Company, Inc.
  655 Third Avenue
  New York, New York 10017
- - - -------------------------------------------------------------------------------------------------------------
  Brinson Partners, Inc...............  433,500(4)        5.28%(3)          0                 0%
  Brinson Trust Company
  Brinson Holdings, Inc.
  209 South LaSalle Street
  Chicago, Illinois 60604-1295
- - - -------------------------------------------------------------------------------------------------------------
  Neuberger & Berman..................  561,340(5)        6.83%(3)          0                 0%
  605 Third Avenue
  New York, New York 10058
- - - -------------------------------------------------------------------------------------------------------------
  Onex Corporation....................  2,725,385(6)      27.98%(7)         1,999,992(8)      100%
  Onex DHC LCC                          (as a result of   (as a result of   (as a result of   (as a result of
  Onex U.S. Investments Inc.            Onex Proxy)       Onex Proxy)       Onex Proxy)       Onex Proxy)
  421 Leader Street
  Marion, Ohio 43302                    1,285,525         14.39%            943,366           47.17%
                                        (without Onex     (without Onex     (without Onex     (without Onex
                                        Proxy)            Proxy)            Proxy)            Proxy)
- - - -------------------------------------------------------------------------------------------------------------
  Pacific Mutual Life Insurance         507,442(9)        5.97%(10)         372,380(11)       18.62%
  Company.............................
  700 Newport Center Drive
  Newport Beach, California 92660
- - - -------------------------------------------------------------------------------------------------------------
  Matthew O. Diggs, Jr. ..............  570,128(12)       6.68%(13)         418,308(14)       20.92%
  EJJM
  c/o The Diggs Group
  1630 Kettering Tower
  Dayton, Ohio 45423
- - - -------------------------------------------------------------------------------------------------------------

 (1) Based upon a total of 1,999,992 shares of Series A Convertible Preferred Stock issued in the Merger and outstanding on April 29, 1994.

 (2) Based on information provided in a Schedule 13D, as amended through Amendment No. 19 thereto, dated August 27, 1993, filed with the Securities Exchange Commission ("SEC") by various entities which, according to the filing, Mario J. Gabelli directly or indirectly controls and for which he acts as chief investment officer. According to the filing, (a) GAMCO Investors, Inc. ("GAMCO") is the beneficial owner of 812,600 shares of Common Stock, (b) Gabelli & Company, Inc. is the beneficial owner of 13,500 shares, and (c) Gabelli Funds, Inc. ("GFI") is the beneficial owner of 20,000 shares. According to the filing, Mr. Gabelli is deemed to have beneficial ownership of the shares beneficially owned by each of the foregoing persons, and GFI is deemed to have beneficial ownership of the shares beneficially owned by each of the foregoing persons other than Mr. Gabelli. The filing also states that GAMCO, Gabelli & Company, Inc., GFI and Mr. Gabelli each have sole voting and investment power over the shares which they are reported as beneficially owning or as being deemed beneficially to own except that (a) GAMCO lacks voting power over 57,700 shares, (b) under certain circumstances, GFI will share with certain individual funds voting power with respect to 20,000 shares held by one or more of those funds, (c) Gabelli & Company, Inc. shares with its clients voting and investment power with respect to 13,500 shares purchased for the accounts of such clients, and (d) the voting and investment power of Mr. Gabelli and GFI (with respect to the shares beneficially owned by GAMCO and Gabelli & Company, Inc.) is indirect.

 (3) Based upon a total of 8,213,421 issued and outstanding shares of Common Stock, as of April 29, 1994, including 1,199,992 shares of Common Stock issued in the Merger.

 (4) Based on information provided in a Schedule 13G, dated February 11, 1994, filed with the SEC by Brinson Holdings, Inc. ("BHI"), Brinson Partners, Inc. ("BPI"), a wholly-owned subsidiary of BHI, and Brinson Trust Company ("BTC"), a wholly-owned subsidiary of BPI. According to the filing, BPI has sole voting and investment power over 205,900 shares of Common Stock, BTC has sole voting and investment power over 227,600 shares of Common Stock and BHI has indirect voting and investment power over the shares owned by BPI and BTC solely through its ownership of BPI which, in turn, owns BTC.

 (5) Based on information provided in a schedule 13G, dated January 31, 1994, filed with the SEC by Neuberger & Berman. According to the filing, Neuberger & Berman has shared investment power with respect to all 561,340 shares, sole voting power with respect to 111,800 shares and no voting power with respect to the remaining shares. According to the filing, the shares do not include 91,600 shares of Common Stock owned by partners of Neuberger & Berman in their personal securities accounts as to which Neuberger & Berman disclaims beneficial ownership.

 (6) Based on information furnished by, or on behalf of, Onex DHC LLC ("Onex DHC") and Onex U.S. Investments Corp. ("Onex U.S.") in connection with the Merger and the Share Acquisition. Onex DHC and Onex U.S. are both wholly-owned, indirect subsidiaries of Onex. The shares consist of (i) 1,285,525 shares (consisting of 566,020 shares of Common Stock and 719,505 shares of Common Stock issuable upon the conversion of 943,366 shares of Series A Convertible Preferred Stock issued to Onex DHC in the Merger) with respect to which Onex and Onex DHC have sole voting and investment power, and (ii) 1,439,860 shares (consisting of 633,972 shares of Common Stock and 805,888 shares of Common Stock issuable upon the conversion of 1,056,626 shares of Series A Convertible Preferred Stock issued in the Merger to former shareholders of DFC, other than Onex DHC) with respect to which Onex, Onex DHC and Onex U.S. have no investment power but shared voting power pursuant to an irrevocable proxy (the "Onex Proxy") granted to Onex DHC, Onex U.S. and Onex under the Stockholders' Agreement. The Onex Proxy includes the right to vote for the transaction of any and all business that may come before an annual, general or special meeting of the Company's shareholders, including the right to vote for the sale of all or any part of the assets, the liquidation, or the dissolution of the Company. The Onex Proxy will automatically terminate on January 10, 1999 or at such time that Onex holds less than 30% of the number of shares of Common Stock (on a fully diluted basis) initially acquired by it pursuant to the Merger. The Onex Proxy will also terminate with respect to specific shares of Common Stock upon the transfer of such shares to any person other than certain specified types of affiliates or associates of the former DFC shareholders which have granted the Onex Proxy. Timothy C. Collins, a director of the Company, is the Managing Director of an affiliate of Onex. See also "Agreement Governing the Appointment and Future Nomination of Certain Directors."

 (7) Based upon a total of 9,738,814 shares of Common Stock deemed to be outstanding as of April 29, 1994, assuming the conversion of all of the 1,999,992 shares of Series A Convertible Preferred Stock beneficially owned pursuant to the Onex Proxy. Assuming only the conversion of the 943,366 shares of Series A Convertible Preferred Stock issued to Onex DHC in the Merger and therefore based upon a total of 8,932,926 shares of Common Stock deemed to be outstanding as of April 29, 1994, on a partially diluted basis, Onex and Onex DHC would beneficially own 14.39% of the Common Stock.

 (8) Based on information furnished by, or on behalf of, Onex DHC in connection with the Merger. The shares consist of (i) 943,366 shares of Series A Convertible Preferred Stock issued to Onex DHC in the Merger, with respect to which Onex DHC has sole voting and investment power, and (ii) 1,056,626 shares of Series A Convertible Preferred Stock issued in the Merger to former shareholders of DFC, other than Onex DHC, with respect to which Onex, Onex DHC and Onex U.S. have no investment power but shared voting power pursuant to the Onex Proxy.

 (9) Based on information furnished by, or on behalf of, Pacific Mutual Life Insurance Company ("Pacific Mutual") and PM Group Life Insurance Co., a wholly-owned subsidiary of Pacific Mutual ("PM Group"), in connection with the Merger. The shares consist of (i) 197,143 shares of Common Stock and 250,601 shares of Common Stock issuable upon the conversion of 328,571 shares of Series A Convertible Preferred Stock issued to Pacific Mutual in the Merger with respect to which Pacific Mutual has sole investment power and shared voting power, pursuant to the Onex Proxy, and (ii) 26,285 shares of Common Stock and 33,413 shares of Common Stock issuable upon the conversion of 43,809 shares of Series A Convertible Preferred Stock issued to PM Group, with respect to which Pacific Mutual has shared investment power with PM Group and shared voting power, pursuant to the Onex Proxy. The shares do not include 132,100 shares of Common Stock with respect to which two indirect, wholly-owned subsidiaries of Pacific Mutual have investment discretion: NFJ Investment Group, Inc., which as of January 11, 1994, beneficially owned 121,500 shares, and Cadence Capital Management Corporation, which as of January 11, 1994, beneficially owned 10,600 shares, and as to which Pacific Mutual disclaims beneficial ownership.

(10) Based upon a total of 8,497,435 outstanding shares of Common Stock deemed to be outstanding as of April 29, 1994, on a partially diluted basis, assuming only the conversion of the 372,380 shares of Series A Convertible Preferred Stock beneficially owned by Pacific Mutual.

(11) Based on information furnished by, or on behalf of, Pacific Mutual and PM Group in connection with the Merger. The shares consist of (i) 328,571 shares of Series A Convertible Preferred Stock issued to Pacific Mutual in the Merger, with respect to which Pacific Mutual has sole investment power and shared voting power, pursuant to the Onex Proxy, and (ii) 43,809 shares of Series A Convertible Preferred Stock issued to PM Group in the Merger, with respect to which Pacific Mutual has shared investment power with PM Group and shared voting power, pursuant to the Onex Proxy.

(12) Based on information furnished by, or on behalf of, EJJM and Matthew O. Diggs, Jr., the sole managing partner of EJJM, in connection with the Merger. The shares consist of (i) 250,985 shares of Common Stock and 319,043 shares of Common Stock issuable upon the conversion of 418,308 shares of Series A Convertible Preferred Stock issued to EJJM in the Merger, with respect to which Mr. Diggs and EJJM have sole investment power and shared voting power, pursuant to the Onex Proxy, (ii) 70 shares of Common Stock owned by Mr. Diggs with respect to which Mr. Diggs has sole voting and investment power, and (ii) 30 shares of Common Stock owned by Mr. Diggs' son. Mr. Diggs disclaims beneficial ownership of the 30 shares owned by his son.

(13) Based upon a total of 8,532,464 outstanding shares of Common Stock, on a partially diluted basis, deemed to be outstanding as of April 29, 1994, assuming only the conversion of 418,308 shares of Series A Convertible Preferred Stock issued to EJJM in the Merger.

(14) Based on information furnished by, or on behalf of, EJJM and Mr. Diggs in connection with the Merger. This amount includes 418,308 shares of Series A Convertible Preferred Stock issued to EJJM in the Merger, with respect to which EJJM and Mr. Diggs have sole investment power and shared voting power, pursuant to the Onex Proxy.

AUDITORS

     The independent public accounting firm of Arthur Andersen & Co. has audited the Company's consolidated 1993 financial statements. Arthur Andersen & Co. will serve as the Company's independent auditors in 1994. A representative from Arthur Andersen & Co. will be present at the 1994 Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

NOTICE PROVISIONS FOR SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS OF DIRECTORS

     The Company's by-laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors of the Company, of candidates for election as directors (the "Nomination Procedure") and with regard to certain matters to be brought before an annual meeting of shareholders of the Company (the "Business Procedure").

     The Nomination Procedure provides that only persons who are nominated by, or at the direction of, the Board of Directors or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected will be eligible for election as directors of the Company. The Business Procedure provides that at an annual meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors or by a shareholder who has given timely prior written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. In order for business to be properly brought before an annual meeting, such business must also be a proper matter for shareholder action. To be timely, notice of a nomination or proposed business must be received by the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year's annual meeting.

     Special provisions apply if the date of an annual meeting is more than 30 days before or 60 days after such anniversary date. Under those circumstances, in order to be timely, notice must be received by the Company not earlier than the close of business on the 90th day before the date of the annual meeting nor later than the later of (i) the close of business on the 60th day before the annual meeting or (ii) the close of business on the 10th day after the date on which the Company first publicly announces the meeting (either by a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or by a filing with the Securities and Exchange Commission). Special provisions also apply in the event that the number of directors to be elected at an annual meeting is increased and there is no such public announcement naming all of the nominees for directors or specifying the size of the increased board at least 70 days before the first anniversary of the preceding year's annual meeting. Under those circumstances, a notice shall be timely, but only with respect to nominees for any new positions created by the increase, if the notice is received by the Company not later than the close of business on the 10th day after the date that the Company first makes such a public announcement. Any shareholder who gives notice of the nomination of any person for election as a director or notice of business to be brought before an annual meeting must be a shareholder of record at the time of the giving of notice and entitled to vote on the matter with respect to which such notice is given.

     Under the Nomination Procedure, notice to the Company from a shareholder who proposes to nominate a person at an annual meeting for election as a director must contain certain information about that person, including age, business and residence addresses, principal occupation, the class and number of shares of Common Stock beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee (including such person's written consent to being named as a nominee and to serving as a director if elected). Under the Business Procedure, notice relating to the conduct of business other than the nomination of directors at an annual meeting must contain certain information about the business to be brought, including a brief description of the business, the reasons for conducting such business at the annual meeting, and any material interest of such shareholder in the business so proposed. Any notice given under either the Nomination Procedure or the Business Procedure must also contain certain information about the shareholder giving such notice and the beneficial owner, if any, on whose behalf the nomination or proposal has been made, including the name and address of the shareholder as they appear on the Company's books, the name and address of such beneficial owner, if any, and the number of shares of Common Stock owned beneficially and of record by such shareholder and beneficial owner, if any.

     If the Chairman or other officer presiding at a meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director, or if such Chairman or other officer determines that other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting. Nothing in the Nomination Procedure or the Business Procedure will preclude discussion by any shareholder of any nomination or business properly made or brought before the annual meeting in accordance with the above-mentioned procedures.

1995 ANNUAL MEETING OF THE COMPANY'S SHAREHOLDERS

     Proposals from shareholders to be presented at the 1995 annual meeting of the shareholders of the Company must be received by the Company on or before January 2, 1995 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

OTHER BUSINESS

     The management of the Company knows of no business other than that stated in this Proxy Statement which will be presented for action at the 1994 Annual Meeting. If however, other business should properly come before the meeting, the persons designated in the enclosed proxy will vote or refrain from voting in respect thereof in accordance with their best judgment.

     THE COMPANY WILL PROVIDE WITHOUT COST TO ANY SHAREHOLDER A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR ITS MOST RECENT FISCAL YEAR, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, WHICH THE COMPANY IS REQUIRED TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR THE REPORT SHOULD BE DIRECTED TO SCOTSMAN INDUSTRIES, INC., 775 CORPORATE WOODS PARKWAY, VERNON HILLS, ILLINOIS 60061, ATTENTION: DONALD D. HOLMES, SECRETARY.

                                   APPENDIX

The following graphic material cannot be transmitted pursuant to EDGAR:

1. A map of the area of Vernon Hills, Illinois indicating directions to the site of the annual meeting, including directions from O'Hare Airport, which appears on the page following the cover letter.

2. The graph captioned "Comparison of Five Year Cumulative Total Return, Scotsman Industries, Russell 2000, and S & P Diversified Manufacturing which appears on page 15 of the Proxy Statement, which has been separately submitted under cover of Form SE.

                               REVOCABLE PROXY
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         OF SCOTSMAN INDUSTRIES, INC.


The undersigned hereby appoint(s) Richard C. Osborne and Donald D. Holmes, or either of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of common stock of Scotsman Industries, Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on Friday, June 10, 1994, or at any adjournment thereof. Said proxies are directed to vote as instructed on the matters set forth below and otherwise at their discretion. Receipt of a copy of the notice of said meeting and proxy statement is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE OF THIS CARD.

    (PLEASE SIGN AND DATE THE REVERSE SIDE AND MAIL IN THE ENCLOSED RETURN
                                  ENVELOPE.)

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES.

    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/



                                                   Withhold     For All Except the
                                           For    Authority    Nominee Written Below
1.  Election of Directors
    Nominees: Frank W. Considine,          / /       / /             / /                       _________________________________
              George D. Kennedy                                                                Signature
                                                               _________________________       _________________________________
                                                                                                   Signature (if held jointly)

                                                                                               Dated: _____________________, 1994

                                                                                               IMPORTANT: Please sign exactly as
                                                                                               your name or names appear on the
                                                                                               left.  If stock is held jointly,
                                                                                               all joint owners must sign.
                                                                                               Executors, administrators, trustees,
                                                                                               guardians, custodians, corporate
                                                                                               officers and others signing in a
                                                                                               representative capacity should
                                                                                               give their full titles.

